Exhibit 99.1

301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
For Immediate Release
Maxygen Reports Fourth Quarter and Year End 2007 Financial Results
REDWOOD CITY, Calif., February 12, 2008 — Maxygen, Inc. (Nasdaq: MAXY), a biotechnology company focused on the development of improved protein drugs, today reported financial results for the fourth quarter and year ended December 31, 2007. At December 31, 2007, cash, cash equivalents and marketable securities totaled $145.8 million compared to $182.9 million at December 31, 2006.
“After a productive year for MAXY-G34 in the clinic, we enter 2008 in a solid cash position,” said Russell Howard, Ph.D., chief executive officer of Maxygen. “With consolidation of our operations almost complete and our ongoing cash utilization streamlined, we are well positioned to focus our resources on continued advancement of our two lead programs, MAXY-G34 for neutropenia and MAXY-VII for hemophilia.”
Fourth Quarter Results
For the fourth quarter of 2007, Maxygen reported a net loss of $11.3 million, or $0.31 per share, compared to net income of $8.3 million, or $0.23 per share, in the fourth quarter of 2006. Fourth quarter 2006 results were substantially impacted by a $17.7 million gain on the sale of Maxygen’s equity interest in Avidia, which was acquired by Amgen in October 2006. Fourth quarter 2007 results reflect the recognition of $7.7 million of related party revenue from Maxygen’s license agreement with Codexis related to biofuels. The Codexis revenue was partially offset by $5.2 million of restructuring charges associated with the closure of Maxygen’s Denmark facility as announced in November 2007.
Revenue for the fourth quarter 2007 was $11.0 million, an increase of $4.5 million compared to the fourth quarter 2006. The increase was primarily due to the aforementioned $7.7 million related party revenue, and is offset in part by the loss of revenues from Maxygen’s collaboration with Roche to develop a Factor VIIa for acute bleeding conditions. That collaboration ended in the second quarter of 2007.
Expenses for the fourth quarter 2007 were $23.7 million, an increase of $5.4 million compared to the fourth quarter 2006. This increase was primarily due to the restructuring charges related to the Denmark facility closure.
Full Year 2007 Results
Maxygen reported a net loss of $49.3 million, or $1.34 per share, for the year ended December 31, 2007, as compared to a net loss of $16.5 million, or $0.46 per share, for the prior year.

301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
Excluding the impact of SFAS 123(R), Maxygen reported a non-GAAP net loss of approximately $42.8 million, or $1.16 per basic and diluted share, in 2007. In 2006, excluding the impact of SFAS 123(R) and the gain on sale of equity investment, Maxygen reported a non-GAAP net loss of approximately $27.4 million, or $0.76 per basic and diluted share.
Conference Call
Maxygen will host a conference call today to discuss fourth quarter and 2007 financial results at 11:30 a.m. ET (8:30 a.m. PT). Participants in the U.S. can access the call by dialing 866.825.3209 and using the passcode 31366535. International participants can dial 617.213.8061 and use the same passcode. A live webcast of the conference call will be available at www.maxygen.com/webcasts.
A telephone replay of the conference call will be available until March 12, 2008. To access the replay, please call 888.286.8010 (U.S.) or 617.801.6888 (international) and use the passcode 60709469. An archived version of the webcast will be available until March 12, 2008 at www.maxygen.com/webcasts.
About Maxygen
Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs. The company’s lead program, MAXY-G34, is designed to be an improved version of PEG-GCSF for the treatment of neutropenia. MAXY-G34 is currently in Phase II clinical trials. Also in Maxygen’s pipeline is a new Factor VIIa product candidate for the treatment of hemophilia and new CTLA4-Ig product candidates for the treatment of rheumatoid arthritis. Maxygen uses its proprietary DNA shuffling technology and extensive protein modification expertise to pursue the creation of biosuperior proteins. www.maxygen.com
Forward-Looking Statements
This news release contains forward-looking statements about our research and business prospects, including those relating to our ability to develop any human therapeutic products suitable for commercialization; our ability or plans to commence or continue the preclinical or clinical development of any of our product candidates, including MAXY-G34 and MAXY-VII, and the timing and status of any such development; the status of the consolidation of our operations and the impact of such consolidation on our cash utilization and financial position; and our liquidity and future financial performance, including the adequacy of our current cash resources and other assets to fund our future operations and/or for future capital requirements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Among other things these risks and uncertainties include, but are not limited to, changing research and business priorities, the inherent uncertainties of pharmaceutical research and drug development, our ability to develop human therapeutic drugs in an increasingly competitive biotechnology industry and the uncertain timing of such development, the development of superior products by competitors, and our ability to

301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
establish and maintain our research and commercialization collaborations and manufacturing arrangements. These and other risk factors are more fully discussed in our Form 10-K for the year ended December 31, 2006, including under the caption “Risk Factors”, and in our other periodic SEC reports, all of which are available from Maxygen at www.maxygen.com. Maxygen disclaims any obligation to update or revise any forward-looking statement contained in this release as a result of new information or future events or developments.

301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
Selected Consolidated Financial Information
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)	(Note 1)
Revenues:
Collaborative research and development revenue	$1,756	$5,326	$10,232	$20,544
Revenue from related party	7,696	—	8,286	—
Grant revenue	1,529	1,184	4,639	4,477

Total revenues	10,981	6,510	23,157	25,021

Expenses:
Research and development	15,338	13,636	59,851	49,130
General and administrative	3,141	4,629	14,951	17,559
Restructuring charges	5,212	—	5,212	—

Total operating expenses	23,691	18,265	80,014	66,689

Loss from operations	(12,710)	(11,755)	(56,857)	(41,668)

Interest income and other (expense), net	1,436	2,433	7,542	8,524

Equity in net losses of minority interests	—	—	—	(1,000)

Gain on sale of equity investment	—	17,662	—	17,662

Net income/(loss)	$(11,274)	$8,340	$(49,315)	$(16,482)

Basic and diluted net income/(loss) per share	$(0.31)	$0.23	$(1.34)	$(0.46)

Shares used in computing basic and diluted net income/(loss) per share	36,898	36,109	36,787	36,046

301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$145,813	$182,876
Receivables, prepaid and other assets	11,644	7,317
Property and equipment, net	3,060	3,262
Goodwill and other intangibles, net	12,192	12,192

Total assets	$172,709	$205,647

Other liabilities	$14,802	$10,255
Total deferred revenue	—	5,593
Restructuring liabilities	4,413	—
Stockholders’ equity	153,494	189,799

Total liabilities and stockholders’ equity	$172,709	$205,647

Footnotes

(A)	Reconciliation of GAAP and non-GAAP net income/(loss) and net income/(loss) per share (in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Net income/(loss)	$(11,274)	$8,340	$(49,315)	$(16,482)
Stock compensation expense	1,318	1,793	6,550	6,743
Gain on sale of equity investment	—	(17,662)	—	(17,662)

Non-GAAP net income/(loss)	$(9,956)	$(7,529)	$(42,765)	$(27,401)

Shares used in computing Non-GAAP basic and diluted net income/(loss) per share	36,898	36,109	36,787	36,046

Non-GAAP basic and diluted net income/(loss) per share	$(0.27)	$(0.21)	$(1.16)	$(0.76)
Note 1: Derived from consolidated audited financial statements as of December 31, 2006.
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301 Galveston Drive
Redwood City, CA 94063
650.298.5300 main
650.364.2715 fax
www.maxygen.com
Contact:
Michele Boudreau
Investor and Public Relations
michele.boudreau@maxygen.com
650.279.2088